ONECAP

                      A Nevada Corporation

                           Exhibit 99

       Stock Option Plan Adopted by the Board of Directors
                        On July 27, 2000


                             ONECAP
                     2000 STOCK OPTION PLAN

  As approved by the Board of Directors on July  /s/ 27th, 2000

1.   PURPOSE

     The purpose of the OneCap 2000 Stock Option Plan (the "Plan") is to further the interests of OneCap, a Nevada corporation (the "Company"), by encouraging and enabling selected officers, directors, employees, consultants, advisers, independent contractors and agents, upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock through the exercise of stock options to be granted hereunder. Options granted hereunder are either options intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified stock options.

2.   DEFINITIONS

     Whenever used herein the following terms shall have the following meanings, respectively:

     (a) "Board" shall mean the Board of Directors of the Company.

     (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (c)   "Committee"   shall   mean   the   Stock   Option   or
Compensation  Committee  appointed  by  the  Board,  or   if   no
committee has been appointed, a reference to "Committee" shall be deemed to refer to the Board.

     (d) "Common Stock" shall mean the Company's common stock, $.001 par value.

     (e)  "Company" shall mean OneCap, a Nevada corporation.

     (f)  "Employee"  shall  mean, in connection  with  Incentive
Options, only employees of the Company.

     (g) "Fair Market Value Per Share" of the Common Stock on any date shall mean, if the Common Stock is publicly traded, the mean between the highest and lowest quoted selling prices of the Common Stock oil such date or, if not available, the mean between the bona fide bid and asked prices of the Common Stock oil such date. In any situation not covered above or if there were no sales oil the date in question, the Fair Market Value Per Share shall be determined by the Committee in accordance with Section 20.2031-2 of the Federal Estate Tax Regulations.

     (h) "Incentive Option" shall mean an Option granted under the Plan which is designated as and qualified as an incentive stock option within the meaning of Section 422 of the Code.

     (i) "Non-Employee Director" shall have the meaning set forth in Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, or any successor rule.
     (j) "Non-Qualified Option" shall mean an Option granted under the Plan which is designated as a non-qualified stock option and which does not qualify as an incentive stock option within the meaning of Section 422 of the Code.

     (k)    "Option"  shall  mean  an  Incentive  Option   or   a
     Non-Qualified Option.

     (l) "Optionee" shall mean any person who has been granted an Option under the Plan.

     (m)  "Outside Director" shall have the meaning set forth  in
     Section 162(m) of the Code.

     (n) "Permanent Disability" shall mean termination of a Relationship with the Company with the consent of the Company by reason of permanent and total disability within the meaning of
Section 22(e)(3) of tile Code.

     (o) "Plan" shall mean the OneCap 2000 Stock Option Plan, as amended.

     (p) "Relationship" shall mean that the Optionee is or has agreed to become an officer, director, employee, consultant, adviser, independent contractor or agent of the Company.

     (q) "Termination for Cause" means the termination of any employee's employment with the Company, whether voluntary or involuntary, that is determined by the Committee, in its sole discretion, to have resulted from the discovery by the Company of the employee's dishonesty, commission of a felony (regardless of whether or not prosecuted) or fraud.

3.   ADMINISTRATION

     (a) The Plan shall be administered by a Committee of at least two directors of the Company appointed by the Board, all members of which are both Non-Employee Directors and Outside Directors. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies. In the event tile Board fails to designate a committee to administer the Plan, the Plan shall be administered by the Board. To the extent not inconsistent with applicable law, tile Board or Committee may from time to time delegate to one or more officers of the Company any or all of its authorities granted hereunder except with respect to awards to persons subject to Section 16 of the Securities Exchange Act of 1934, as amended.

     (b) Any action of the Committee with respect to the administration of the Plan shall be taken by majority vote or by written consent of a majority of its members, and all actions of the Committee are subject to approval by the Board.

     (c) Subject to the provisions of the Plan, the Committee shall have the authority to construe and interpret the Plan, to define tile terms used therein, to determine the time or times an Option may be exercised and the number of shares which may be exercised at any one time, to prescribe, amend and rescind rules and regulations relating to the Plan, to approve and determine the duration of leaves of absence which may be granted to participants without constituting a termination of their employment for purposes of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.

     (d) The Company shall indemnify and hold harmless the members of the Board and the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons' duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the negligence, bad faith, willful misconduct or criminal acts of such persons.

     (e) The Company will provide financial information to the Optionees on the same basis as the Company provides such information to its stockholders.

     (f) The Committee's interpretation and construction of any provisions of this Plan or any option granted under this Plan shall be final, conclusive and binding upon all Optionees, their guardians, legal representatives and beneficiaries, the Company and all other interested parties.

4.   NUMBER OF SHARES SUBJECT TO PLAN

     The aggregate number of shares of Common Stock subject to Options which may be granted under the Plan shall not exceed one million two hundred and fifty thousand (1,250,000) shares. The shares of Common Stock to be issued upon the exercise of Options may be authorized but unissued shares, shares issued and reacquired by the Company or shares purchased by the Company on the open market. If any Option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan.

5.   ELIGIBILITY AND PARTICIPATION

     (a) Non-Qualified Options may be granted to any person who has a Relationship with the Company or any of its Subsidiaries. Incentive Options may be granted to any Employee. The Committee shall determine the persons to who Options shall be granted, the time or times at which such Options shall be granted and the number of shares to be subject to each Option. An Optionee may, if he is otherwise eligible, be granted an additional Option or Options if the Committee shall so determine. An Employee may be granted Incentive Options or Non-Qualified Options or both under the Plan; provided, however, that the grant of Incentive Options and Non-Qualified Options to an Employee shall be the grant of separate Options and each Incentive Option and each Non-Qualified Option shall be specifically designated as such.

     (b) in no event shall the aggregate fair market value (determined as of the time the Option is granted) of the shares with respect to which Incentive Options (granted under the Plan or any other plans of the Company) are exercisable for the first time by an Optionee in any calendar year exceed $ 100,000.

     (c) In no event shall tile aggregate number of shares of Common Stock with respect to which Options may be granted to a single Optionee during the term of the Plan exceed twenty percent (20%) of the aggregate number of shares of Common Stock subject to Options which may granted to all Optionees under the plan.

6.   PURCHASE PRICE

     The purchase price of each share covered by each Incentive Option shall not be less than one hundred percent (100%) of the Fair Market Value Per Share of the Common Stock on the date the Incentive Option is granted; provided, however, that if at the time an Incentive Option is granted the Optionee owns or would be considered to own by reasons of Section 424(d) of tile Code more that ten percent (10%) of the total combined voting power of all classes of stock of the Company, the purchase price of the shares covered by such Incentive Option shall not be less than one hundred ten percent (110%) of the Fair Market Value Per Share of the Common Stock on the date the Incentive Option is granted.

7.   DURATION OF OPTIONS

     The expiration date of the Option and all rights thereunder shall be determined by the Committee. In the event tile
Committee does not specify the expiration date of the Option, the expiration date shall be ten (10) years from tile date on which the Option was granted, and shall be subject to earlier termination as provided herein; provided, however, that if at any time an Incentive option is granted the Optionee owns or would be considered to own by reason of Section 424(d) of the code more that ten percent (10%) of the total combined voting power of all classes of stock of the Company such Incentive Option shall expire five years from the date the Incentive Option is granted unless the Committee selects an earlier date.

8.   EXERCISE OF OPTIONS

     (a)  An  Option shall vest and become exercisable from  time to time in installments or otherwise in accordance with such schedule and upon such other terms and conditions as the Committee shall in its discretion determine at the time the Option is granted. An Optionee may purchase less than the total number of shares for which the Option is exercisable, provided that a partial exercise of an Option may not be for less than five thousand (5,000) shares, unless tile exercise is during the final year of the Option, and shall not include any fractional shares. As a condition to the exercise, in whole or in part, of any Option, the Committee may in its sole discretion require the Optionee to pay, in addition to the purchase price of the shares covered by the Option, an amount equal to any federal, state or local taxes that the Committee has determined are required to be paid in connection with the exercise of such Option in order to enable the Company to claim a deduction or otherwise. Furthermore, if any Optionee disposes of any shares of stock acquired by exercise of an Incentive Option prior to the expiration of either of the holding periods specified in Section 422(a)(1) of the Code, the Optionee shall pay to the Company, or tile Company shall have the right to withhold from any payment to be made to the Optionee, in amount equal to any federal, state or local taxes that the Committee has determined are required to be paid in connection with the exercise of such Option in order to enable the Company to claim a deduction.

     (b) No Option will be exercisable (and any attempted exercise will be deemed null and void) if such exercise would create a right of recovery for "short-swing profits" under
Section 16(b) of the Securities Exchange Act of 1934, as amended. This Section 8(b) is intended to protect persons subject to Section 16(b) against inadvertent violations of
Section 16(b) and shall not apply with respect to any particular exercise of an Option if expressly waived in writing by the Optionee at the time of such exercise.

9.   METHOD OF EXERCISE

     (a) To the extent that an Option has become exercisable, the Option may be exercised from time to time by giving written notice to the Company stating the number of shares with respect to which the Option is being exercised, accompanied by payment in full, by cash or by certified or cashier's check payable to the order of the Company or the equivalent thereof acceptable to the Company, of the purchase price for the number of shares being purchased and, if applicable, any federal, state or local taxes required to be paid in accordance with the provisions of
Section 8(a) hereof. The Company shall issue a separate certificate or certificates with respect to each Option exercised by an Optionee.

     (b) In the Committee's discretion, payment of the purchase price for the shares with respect to which the Option is being exercised may be made in whole or in part with shares of Common Stock. If payment is made with shares of Common Stock, the Optionee, or other person entitled to exercise the Option, shall deliver to the Company certificates representing the number of shares of Common Stock in payment for the shares being purchased, duly endorsed for transfer to the Company. If requested by the Committee, prior to the acceptance of such certificates in payment for such shares, the Optionee, or any other person entitled to exercise the Option, shall supply the Committee with a representation and warranty in writing that lie has good and marketable title to the shares represented by the certificate(s), free and clear of all liens and encumbrances. The value of the shares of Common Stock tendered in payment for tile shares being purchased shall be their Fair Market Value Per Share on the date of the exercise.

     (c) Notwithstanding the foregoing, the Company shall have the right to postpone the, time of delivery of the shares for such period as may be required for it to comply, with reasonable diligence, with any applicable listing requirements of any national securities exchange or any federal, state or local law. If an Optionee or other person entitled to exercise all Option fails to accept delivery of or fails to pay for all or any portion of tile shares requested in the notice of exercise upon tender of delivery thereof, the Committee shall have the right to terminate his Option with respect to such shares.

10.  NON-TRANSFERABILITY OF OPTIONS

     No Option granted under the Plan shall be assignable or transferable by the Optionee, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution, and each Option shall be exercisable during the Optionee's lifetime only by tile Optionee.

11.  CONTINUANCE OF RELATIONSHIP

     Nothing contained in the Plan or in any Option granted under the Plan shall confer upon any Optionee any right with respect to the continuation of his employment by or other Relationship with the Company, or interfere in any way with the right of the Company at any time to terminate such employment or other Relationship or to increase or decrease the compensation of tile Optionee from the rate in existence at the time of the grant of an Option.

12.  TERMINATION OF RELATIONSHIP OTHER THAN BY DEATH OR PERMANENT
DISABILITY

     Except as the Committee may otherwise determine at any time with respect to any particular Non-Qualified Option granted hereunder:

     (a) If an Optionee ceases to have a Relationship for any reason other than his death or Permanent Disability, any Options granted to him shall terminate ninety (90) days from the date on which such Relationship terminates unless such Optionee has resumed or initiated a Relationship and has a Relationship oil such (late. During the ninety (90) day period, the Optionee may exercise any Option granted to him but Only to tile extent Such Option was exercisable oil the date or termination of his Relationship and provided that such Option has not expired or otherwise terminated as provided herein. A leave of absence approved in writing by the Committee shall not be deemed a termination of Relationship for purposes of this Section 12, but no Option may be exercised during any such leave of absence, except during the first ninety (90) days thereof.

     (b) For purposes hereof, termination of an Optionees's Relationship for reasons other than death or Permanent Disability shall be deemed to take place upon the earliest to occur of the following: (i) the date of the Optionee's retirement from employment under the normal retirement policies of the Company; (ii) the date of tile Optionee's retirement from employment with the approval of the Committee because of disability other than Permanent Disability; (iii) the date the Optionee receives notice or advice that his employment or other Relationship is terminated; or (iv) the date the Optionee ceases to render the services which lie was employed, engaged or retained to render to the Company (absences for temporary illness, emergencies and vacations or leaves of absence approved in writing by tile Committee excepted). The fact that the Optionee may receive payment from the Company after termination for vacation pay, for services rendered prior to termination, for salary in lieu of notice or for other benefits shall not affect the termination date.

     (c) Notwithstanding anything in tile Plan to the contrary, no Option may be exercised or claimed following an Optionee's termination of Relationship as a result of Termination for Cause, and no Option may be exercised or claimed while the Optionee is being investigated for a termination for Cause.

13.  DEATH OR PERMANENT DISABILITY OF OPTIONEE

     Except as the Committee may expressly determine otherwise at any time with respect to any particular Non-Qualified Option granted hereunder, if an Optionee shall die at a time when he is in a Relationship or if tile Optionee shall cease to have a Relationship by reason of Permanent Disability, any Options granted to him shall terminate one year after the date of his death or termination of Relationship due to Permanent Disability unless by its terms it shall expire before such date or otherwise terminate as provided herein, and shall only be exercisable to the extent that it would have been exercisable on the date of his death or his termination of Relationship due to Permanent Disability. In the case of death, the Option may be exercised by the person or persons to whom the Optionee's rights under the Option shall pass by will or by tile laws of descent and distribution.

14.  STOCK PURCHASE NOT FOR DISTRIBUTION

     Each Optionee shall, by accepting the grant of an Option under the Plan, represent and agree, for himself and his transferees by will or the laws of descent and distribution, that all shares of stock purchased upon exercise of the Option will be received and held Without a view to distribution except as may be permitted by the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. After each notice of exercise of any portion of an Option, if requested by the Committee, tile person entitled to exercise the Option shall agree in writing that the shares of stock are being acquired in good faith without a view to distribution.

15.  PRIVILEGES OF STOCK OWNERSHIP

     No person entitled to exercise any Option granted under the Plan shall have any of the rights or privileges of a stockholder of the Company with respect to any shares of Common Stock issuable upon exercise of such Option until such person has become the holder of record of such shares. No adjustment shall be made for dividends or distributions of rights in respect of such shares if the record date is prior to tile date oil which such person becomes the holder of record, except as provided in
Section 16 hereof.

16.  ADJUSTMENTS

     (a) If the number of outstanding shares of Common Stock is increased or decreased, or if such shares are exchanged for a different number or kind of shares or securities of the Company
through       reorganization,      merger,      recapitalization,
reclassification,  stock dividend, stock  split,  combination  of shares  or  other  similar transaction, the aggregate  number  of shares  of  Common  Stock  subject to the  Plan  as  provided  in
Section 4 hereof, the share of Common Stock subject to issued and outstanding Option under tile Plan and the aggregate number of shares of Common Stock with respect to which Options may be granted to a single Optionee as provided in Section 5(c) hereof shall be appropriately and proportionately adjusted by the Committee. Any such adjustment in the outstanding Options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option but with an appropriate adjustment in the price for each share or other unit of any security covered by the Option. No adjustment shall be made on account of any transaction or event not specifically set forth in this Section 16(a), including, without limitation, tile issuance of Common Stock for consideration.

     (b) Notwithstanding the provision of Section 16(a), upon the dissolution or liquidation of the Company or upon any reorganization, merger or consolidation with one or more corporations  as  a  result of which  the  Company  is  not  tile
Surviving corporation, or upon a sale of all or substantially all of the assets of the Company to another corporation or entity, the Committee may take such action, if any, as it in its discretion may deem appropriate to accelerate the time within which and the extent to which Options may be exercised, to terminate Options at or prior to the date of any such event, or to provide for the assumption of Options by surviving, consolidated, successor or transferee corporations.

     (c) Adjustments under this Section 16 shall be made by the Committee, whose determination as to which adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan or in connection with any such adjustment.

17.  CHANGE OF CONTROL

     Notwithstanding any other section this Plan, in the event of a change of control, all share restrictions on all Restricted Shares will lapse and vesting on all unexercised stock options will accelerate to the change of control date. For purposes of this plan, a "Change of Control" of the Company shall be deemed to have occurred at such time as (a) any "person" (as that term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than an employee benefit plan of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at the election of directors; or (b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, or (c) the approval by the Company's stockholders of the merger or consolidation of the Company with any other corporation or business organization, the sale of all
or   substantially  all  the  assets  of  the  Company,  or   the
liquidation or dissolution of the Company; or (d) a proxy statement is distributed soliciting proxies from the stockholders of the Company seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company with one or more corporations as a result of which the outstanding shares of the Company's securities are actually exchanged for or converted into cash or property or securities not issued by the Company; or (e) at least a majority of the Incumbent Board who are in office immediately prior to any action proposed to be taken by the Company determine that such proposed action, if taken, would constitute a change of control of the Company and such action is taken.

18.  TAX WITHHOLDING

     The Company shall have the right to deduct or withhold from all payments or distributions amounts sufficient to cover any federal, state or local taxes required by law to be withheld or paid with respect to such payments of distributions. In the case of non-qualified options, the Company may require that required withholding taxes be paid to the Company at the time the option is exercised. The Company may also permit any withholding tax obligations incurred by reason of the exercise of any stock option to be satisfied by withholding shares (that would otherwise be obtained upon such exercise) having a fair market value equal to the aggregate amount of taxes which are to be withheld. In the case of persons subject to Section 16(b), such withholding shall be on terms consistent with Rule 16b-3.

19.  AMENDMENT AND TERMINATION OF PLAN

     (a) The Board may from time to time, with respect to any shares at the time not subject to Options, suspend or terminate the Plan or amend or revise the terms of the Plan; provided that any amendment to the Plan shall be approved by a majority of the shares present and voting at either an annual or special meeting called for such purpose, if the amendment would (i) materially increase the benefits accruing to participants under tile Plan,
(ii) increase the number of shares of Common Stock which may be issued under the Plan, except as permitted under the provisions of Section 18 hereof, or (iii) materially modify the requirements as to eligibility for participation in the Plan.

     (b) No amendment, suspension or termination of the Plan shall, without the consent of the Optionee, alter or impair in a manner adverse to the Optionee any right or obligation under any Option theretofore granted to such Optionee.

     (c) The terms and conditions of any Option granted to an Optionee may be modified or amended only by a written agreement executed by the Optionee and the Company; provided, however, that if any amendment or modification of an Incentive Option would constitute a "modification, extension or renewal" within the meaning of Section 424(h) of the Code, such amendment shall be null and void unless tile amendment contains an acknowledgment by the parties substantially in the following form: "The parties hereto recognize and agree that this amendment constitutes a modification, renewal or extension within the meaning of Section 424(h) of the Code, of the option granted on

20.  EFFECTIVE DATE OF PLAN

     The  Plan shall become effective upon adoption by the Board.
The  date of original adoption of the Plan by the Board was  July
/s/ 27th,2000.

21.  TERM OF PLAN

     No  option shall be granted pursuant to the Plan after  tell
(10) years from the earlier of the date of adoption of tile Plan by the Board.

                    UNANIMOUS WRITTEN CONSENT
                  OF THE BOARD OF DIRECTORS OF
                             ONECAP

     THE UNDERSIGNED, being all of the members of the board of directors (the "Board") of OneCap, a Nevada corporation (the "Company"), do hereby consent pursuant to Section 78.3 15 of the Nevada Revised Statutes, as amended ("NRS"), to the following actions as if taken at a duly constituted meeting of the Board of the Company.

     2000 STOCK OPTION PLAN

          WHEREAS, it is desirable and in the best interests of the Company and its stockholders to adopt a stock option plan to provide a means by which selected employees, directors and consultants of the Company may be given an opportunity to benefit from increased in the value of the Company's common stock;

          WHEREAS, the Company's management has proposed the adoption of the 2000 Stock Option Plan (the "Plan"), a copy of which is attached hereto as Exhibit A;

          WHEREAS, the terms and conditions of the Plan require the reservation for issuance of one million two hundred fifty thousand (1,250,000) shares of the Company's common stock;

          NOW THEREFORE, IT IS HEREBY RESOLVED, that the Plan, in the form attached hereto, is in the best interests of the Company and its stockholders and is hereby approved and adopted;

          FURTHER  RESOLVED, that the reservation of one  million
    two   hundred  fifty  thousand  (1,250,000)  shares  of   the
    Company's common stock pursuant to the terms and conditions of the Plan is hereby approved;

     PRIVATE PLACEMENT - COMMON STOCK OFFERING

          WHEREAS, the Board has determined that it is desirable and beneficial and in the best interests of the Company and its stockholders to conduct a private placement of up to 2,000,000 shares of the Company's common stock, at the price of $0.25 per share (the "Shares");

          Now, THEREFORE, BE IT HEREBY RESOLVED, that the Company is hereby authorized to offer and sell the Shares in accordance with the terms and provisions of the private placement memorandum (the "PPM"), a copy of which is attached hereto as Exhibit B;

          FURTHER RESOLVED, that the appropriate officers of the Company be, and they hereby are, authorized and directed to execute such documents, by and on behalf of tile Company, and do such other things as may be necessary or appropriate under the circumstances in order to effectuate these resolutions and the sale of the Shares;

    ENGAGEMENT FOR PROFESSIONAL SERVICES

         WHEREAS, the Board has determined that it is desirable and beneficial and in the best interests of the Company and its stockholders to engage the law firm of Kummer Kaempfer Bonner & Renshaw ("KKB&R") for services relating to general corporate matters of the Company;

         WHEREAS,   the  Board  has  considered  the   terms   of
    engagement  of  KKB&R  and  the  scope  of  services  to   be
    performed;

         Now, THEREFORE, BE IT HEREBY RESOLVED that, the appropriate officers of the Company be, and they hereby are, authorized and directed to execute such documents, by and on behalf of the Company, and do such others things as may be necessary or appropriate under the circumstances in order to effectuate these resolutions and the engagement of KKB&R for legal services;

    AUTHORIZATION OF ADDITIONAL ACTIONS

         FURTHER RESOLVED, that the appropriate officers be, and each of them hereby is, authorized in the name and on behalf of the Company to prepare, execute and deliver, or cause to be prepared, executed and delivered, where necessary or appropriate to fully carry out the intent of this written consent;

         FURTHER RESOLVED, that the appropriate officers be, and each of them hereby is, authorized in the name and on behalf of the Company to prepare, execute and deliver, or cause to be prepared, executed and delivered, and where necessary or appropriate, to file, or cause to be filed, with the appropriate administrative or governmental authorities, all such other papers, instruments, documents and certificates appropriate to effectuate the purpose and intent of this written consent;

         FURTHER RESOLVED, that the appropriate officers be, and each of them hereby is, authorized in the name and on behalf of the Company to do all acts and things and to sign, seal, execute, acknowledge, file, deliver and record all papers, instruments, documents and certificates and to pay all charges, fees, taxes and other expenses, from time to time necessary, desirable or appropriate to be done, signed, sealed, executed, acknowledged, filed, delivered, recorded or paid, under any applicable law, or otherwise, and to certify as having been adopted by the Board any form of resolution required by any law, regulation or agency appropriate to effectuate the purpose and intent of this written consent;

         FURTHER RESOLVED, that the appropriate officers may, by a written power-of-attorney, authorize any other officer, employee, agent or counsel of the Company to take any and all actions and to execute and deliver any and all agreements, papers, instruments, documents and certificates referred to in these resolutions in place of or on behalf of such officer, with full power as if such officer were taking such action himself or herself;

         FURTHER RESOLVED, that any and all prior actions of the appropriate officers in connection with the matters contemplated by the foregoing resolutions be, and each of them hereby is, ratified, confirmed, approved and adopted in all respects as fully as the acts and deeds of the Company.

          This Action shall be filed with the minutes of the proceedings of the Board of Directors of the Company.

     IN  Witness WHEREOF, the undersigned have hereunto set  fort their hands as of this /s/27th  day of July 2000.

                                   /s/ Steven D. Molasky
                                   Steven D. Molasky

                                   /s/Vincent W. Hesser
                                   Vincent W. Hesser